Exhibit 10.12

AVNET, INC.

2025 STOCK COMPENSATION AND INCENTIVE PLAN

Article 1

PURPOSE OF THE PLAN

The 2025 Stock Compensation and Incentive Plan is intended to advance Avnet’s interests by helping Avnet and its subsidiaries to attract, retain, and motivate high caliber talent to serve as Eligible Employees and Non-Employee Directors, and by providing incentives that are consistent with the shareholders’ interest in maximizing the value of Avnet’s stock.

Article 2
DEFINITIONS

The following terms, when used in capitalized form, shall have the meanings set forth below:

2.1.  Administrator means—
(a) the Committee, with respect to each Award granted to an Eligible Employee; and
(b) the Independent Directors, with respect to each Award granted to a Non-Employee Director.
2.2.  Agreement means the document (written or electronic) that evidences an Award granted hereunder and sets forth the material terms thereof, including any addendum thereto. Each Agreement shall be in such form as prescribed or approved by the Administrator.
2.3. Avnet means Avnet, Inc.
2.4.  Award means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Unit, Other Stock Unit Award, or Executive Incentive Performance Award, as evidenced by an Agreement.
2.5.  Board of Directors and Director mean, respectively, the Board of Directors of Avnet and any member thereof.
2.6.  Change in Control means the happening of any of the following:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either: (A) the then outstanding shares of Stock or (B) the combined voting power of the then outstanding voting securities of Avnet entitled to vote generally in the election of Directors; provided, however, that the following transactions shall not constitute a Change in Control under this subsection (a): (i) any acquisition directly from Avnet (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by Avnet or an entity controlled by Avnet, or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Avnet or any entity controlled by Avnet; or
(b) the individuals who, as of the date of the 2025 annual meeting of Avnet’s stockholders (the “Determination Date”) constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that an individual who becomes a Director subsequent to the Determination Date shall be treated as a member of the Incumbent Board if (i) his election, or nomination for election by Avnet’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, and (ii) his initial assumption of office does not occur as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than a majority of the then Incumbent Board; or
(c) a complete liquidation or dissolution of Avnet, or the sale or other disposition of all or substantially all the assets of Avnet (in one or more transactions).

Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a "change in the ownership", "change in effective control", and/or a "change in the ownership of a substantial portion of assets" of the Company as those terms are defined under Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant's rights to such Award become vested or otherwise unconditional upon the Change in Control.

2.7. CEO means the Chief Executive Officer of Avnet.
2.8. Code means the Internal Revenue Code of 1986, as amended.
2.9. Committee means the Compensation and Leadership Development Committee of the Board of Directors, which shall consist of three or more Non-Employee Directors appointed by the Board of Directors. Only Non-Employee Directors, within the meaning of Rule 16b-3, may serve on the Committee.
2.10.  Company means Avnet and all its Subsidiaries.
2.11. Disability means a “permanent and total disability” as defined by Code section 22(e)(3).
2.12.  Eligible Employee means an employee of Avnet or of any of its Subsidiaries. Eligible Employee shall also include an individual retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet’s securities.
2.13. Exchange Act means the Securities Exchange Act of 1934, as amended.
2.14. Executive Incentive Performance Award or EIP Award means a performance-based cash award granted pursuant to Article 11.
2.15. Executive Officer means an employee designated by Avnet as an executive officer under Rule 16b-3.
2.16. Fair Market Value means, with respect to any date, the closing price (as reported for the Nasdaq Composite Index) at which shares of Stock have been sold on such date (or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported), or such other price as determined by the Committee in accordance with applicable law.
2.17. Grant Date means, with respect to granting an Award or modification of an outstanding Award, the date on which the material terms of the Award (including, as applicable, the number of shares covered by the Awards and the exercise price) are established and all action constituting the making or modification of such Award is completed, without regard to (a) the date on which the applicable Agreement is executed or (b) whether such Award or modification is subject to future shareholder approval or other conditions. The Grant Date for any Award shall not occur before the recipient of the Award becomes an Eligible Employee or Non-Employee Director, as applicable.

2.18. Independent Directors means members of the Board of Directors acting as a group, each of whom satisfies Avnet’s Director independence standards.
2.19. Non-Employee Director means a Director who is not an Eligible Employee.
2.20. Option means an Award granted pursuant to Article 5. In general, an Option gives the recipient the right to purchase a specified number of shares, which may be vested shares or Restricted Stock, at a specified price during a specified term, subject to the terms and conditions of the applicable Agreement.
2.21. Optionee means a person who, at the time in question, holds an Option that then remains unexercised in whole or in part, has not been surrendered, and has not expired or terminated. The term “Optionee” also includes any Successor Optionee.
2.22. Other Stock Unit Award means a full value Award (i.e., not an Option, SAR, or other appreciation award) granted pursuant to Article 10.
2.23. Participant means an Eligible Employee or Non-Employee Director who has been granted an Award hereunder.
2.24. Performance Criteria means any of the following criteria as related to Avnet, any Subsidiary, or any division or other area of Avnet or a Subsidiary:
(a) Economic profit; economic value added; price of Stock; total stockholder return; revenues; sales; sales productivity; sales growth; net income; operating income; gross profit; earnings per share; return on equity; return on investment; return on capital employed; cash flow; operating margin; gross margin; operating unit contribution; achievement of annual operating profit plans; debt level; market share; net worth; or other similar financial performance measures as may be determined by the Committee; or
(b) Strategic business criteria consisting of one or more objectives based on meeting specified market penetration or market share; geographic business expansion; objective customer satisfaction goals; objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; implementation or completion of specified projects or processes strategic or critical to the Company’s business operations; individual business objectives; objective measures of brand recognition/acceptance; performance achievements on designated projects or objectives; objective measures of regulatory compliance; objective measures of environmental, social and corporate governance; successful completion of internal or external audits; successful integration of business units; successful hiring, , retention of talent, or other succession planning; or objective measures of employee engagement and satisfaction.

In addition, Performance Criteria may include any other criteria selected by the Committee.

2.25. Performance Objectives mean, for any Award that is contingent in whole or in part on achievement of performance objectives, the objectives or other performance levels with respect to specified Performance Criteria that are measured over a Performance Period for the purpose of determining the amount of such Award and/or whether such Award is granted or vested.
2.26. Performance Period means a period over which achievement of Performance Objectives is measured, as set forth in the applicable Agreement.
2.27. Performance Share Unit means an Award granted pursuant to Article 9. In general, a Performance Share Unit gives the recipient a contractual right to receive a particular number of shares of Stock or cash upon the attainment of specified Performance Objectives.

2.28. Period of Restriction means the period during which the transfer of shares of Restricted Stock is restricted, pursuant to Article 7.
2.29. Plan means the Avnet, Inc. 2025 Stock Compensation and Incentive Plan, as may be amended from time to time.
2.30. Restricted Stock means an Award of Stock granted pursuant to Article 7. In general, Restricted Stock is Stock that, during a Period of Restriction, is subject to a substantial risk of forfeiture and restrictions against sale or other transfer.
2.31. Restricted Stock Unit means an Award granted pursuant to Article 8. In general, a Restricted Stock Unit gives the recipient a contractual right to receive cash or shares of Stock upon the occurrence of specified vesting conditions.
2.32. Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act.
2.33. Securities Act means the Securities Act of 1933, as amended.
2.34. Stock means Avnet’s $1.00 par value common stock, subject to the adjustment provisions set forth in Article 13.
2.35. Stock Appreciation Right or SAR means an Award granted pursuant to Article 6. In general, a Stock Appreciation Right gives the recipient the right to receive, upon exercise of the Award, an amount equal to the excess of the Fair Market Value of the shares of Stock with respect to which the SAR is being exercised (determined as of the exercise date) over the exercise price set forth in the Agreement.
2.36. Subsidiary means a corporation in which Avnet directly or indirectly owns more than 50% of the total combined voting power of all classes of capital stock.
2.37. Successor Optionee means any person who, under the provisions of Article 5, has acquired from an Optionee the right to exercise an Option, for so long as such Option remains unexercised in whole or in part, and has not been surrendered, exercised, or terminated.
Article 3
SHARES RESERVED FOR THE PLAN
3.1.  General Limitations. Subject to the adjustment provisions set forth in Article 13, the maximum number of shares of Stock that may be delivered pursuant to the exercise of Awards granted under the Plan shall be 3,000,000 shares. All such shares shall be available for any type of Award. At no time shall there be outstanding Awards under the Plan covering more than such maximum number of shares less the aggregate of the shares of Stock previously delivered pursuant to the exercise of Options (including the shares of Stock previously covered by Options surrendered in connection with the exercise of SARs), the shares of Stock with respect to which stock-settled SARs have been exercised (without regard to the number of shares of Stock issued upon settlement of such SARs), and the shares of Stock previously delivered pursuant to the vesting of Restricted Stock, Restricted Stock Units, Performance Share Units, and Other Stock Unit Awards. The shares of Stock authorized hereunder shall be in addition to the shares of Stock authorized for grant under Avnet’s 2016 and 2021 Stock Compensation and Incentive Plans. Shares of Stock subject to Awards may consist of authorized but unissued shares of Stock and/or shares of Stock held in Avnet’s treasury.
3.2. Individual Limitations. No Non-Employee Director may be granted Awards covering shares with a value at the time of grant of more than $1 million in any calendar year; provided, however, that Awards covering shares of Stock with a value of up to $2 million may be granted to a Non-Employee Director during the calendar year in which the Non-Employee Director first joins the Board of Directors or is first designated as Chair of the Board of Directors or Lead Director.
3.3. Termination and Expiration of Awards. If an Award is canceled, forfeited, expired or otherwise terminates or is settled without delivery of shares of Stock, whether in whole or in part, the number of shares of Stock covered by such Award immediately before such cancellation, forfeiture, expiration, termination, or settlement shall thereupon be added back to the number of shares of Stock otherwise available for further grants of Awards hereunder; provided, however, that the following transactions involving shares of Stock shall not result in shares of Stock becoming available for subsequent Awards: (a) Stock tendered or withheld in payment of the exercise price of an Option; (b) Stock tendered or withheld for taxes; (c) Stock that was subject to a stock-settled SAR or an Option that was related to a SAR and was not issued upon the settlement or exercise of such SAR; and (d) Stock repurchased by the Company with the proceeds of an Option exercise.
Article 4
ADMINISTRATION OF THE PLAN
4.1. Plan Administration. This Plan shall be administered by the Administrator. The Administrator shall have full and exclusive power to: (a) construe and interpret the Plan; (b) establish and amend rules and regulations for the administration of the Plan; (c) correct any defect, remedy any omission, and reconcile any ambiguity or inconsistency in the Plan or any Award in the manner and to the extent it deems necessary or desirable to carry out the intent of the Plan and such Award; and (d) certify the level as to which each Performance Objective was attained. Subject to Section 4.4, the Administrator may delegate some or all of its authority under the Plan (including powers not referenced in this Section 4.1) to one or more Company officers, to the extent permitted by and not inconsistent with any requirements of applicable law.
4.2. Committee’s Authority to Grant Awards. In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Committee shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Eligible Employees, the Eligible Employees to whom Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan). Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Award granted by the Committee (as reflected in the applicable Agreement) shall be entirely within the discretion of the Committee.
4.3. Independent Directors’ Authority to Grant Awards. In addition to the powers enumerated in Section 4.1 (and without limiting the generality thereof), the Independent Directors shall have plenary authority and discretion to determine the time or times at which Awards shall be granted to Non-Employee Directors, the Non-Employee Directors to whom Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan); provided that (a) no Director shall participate in any action taken with respect to an Award granted or to be granted to such Director, unless the same action is contemplated for all similarly situated Directors, and (b) no Award shall be granted to a Non-Employee Director unless such grant is approved by a majority of the Independent Directors. Subject to the requirements of the Plan, the terms and conditions prescribed or approved for any Award granted by the Independent Directors (as reflected in the applicable Agreement) shall be entirely within the discretion of the Independent Directors.
4.4. CEO Authority to Grant Awards. The CEO shall have authority to make Awards to Eligible Employees who are not Executive Officers, subject to such limits, if any, as the Committee may impose. The CEO shall have plenary authority and discretion to determine the time or times at which Awards that the CEO is authorized to grant shall be granted, the Eligible Employees to whom such Awards shall be granted, the number of shares of Stock (or for Awards denominated in cash, the dollar amount) to be covered by each such Award, and the terms and conditions upon which each such Award may be exercised (in each case, to the extent not inconsistent with the provisions of this Plan).

4.5. Determining Amount Payable. With respect to any Award that is conditioned in whole or in part on the achievement of Performance Objectives, the Administrator shall determine the extent to which the applicable Performance Objectives were achieved and shall have discretion to reduce the amount that becomes vested or payable upon achievement of such Performance Objectives.
4.6. Decisions of the Administrator. All determinations and decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons and the Company, except to the extent that the terms of any sale or award of shares of Stock, or any grant of rights or Options under the Plan, are required by law or by the Restated Certificate of Incorporation or By-laws, as amended, of Avnet to be approved by the Board of Directors or shareholders.
4.7. Law Compliance. Notwithstanding any other provision of the Plan, the Administrator may impose such conditions on any Award, and the Board of Directors may amend the Plan in any such respects, as the Administrator or the Board of Directors determines is necessary or desirable to avoid adverse consequences under Rule 16b-3, Section 409A of the Code, Section 280G of the Code, or any other applicable law; and the Plan shall be construed consistently with the intent to avoid adverse consequences under applicable law.
Article 5
OPTIONS
5.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.4) may grant Options to Eligible Employees, and the Independent Directors may grant Options to Non-Employee Directors.
5.2. Exercise Price. The price per share at which Stock subject to an Option may be purchased shall be set forth in the Agreement. Such exercise price shall be at least 100% of the Fair Market Value of the Stock on the Grant Date.
5.3. Term. The term of each Option granted under the Plan shall be set forth in the Agreement; provided, however, that in no event shall an Option be exercisable after the day before the tenth (10th) anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each Option granted under the Plan shall expire at the end of its term, and the term may not be extended. No Option may be exercised after the expiration of its term.
5.4. Exercisability (Vesting). Each Option granted under the Plan shall be subject to the vesting conditions set forth in the Agreement; provided, however, that the exercisability of any Option may be accelerated to the extent permitted by Section 12.2 (Acceleration of Vesting). Subject to Section 12.2, an Option shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date. Subject to the provisions of the Agreement, each Option granted under the Plan that has become exercisable pursuant to this Section 5.4 shall remain exercisable thereafter until the expiration of its term as described in Section 5.3.
5.5. Exercise. To the extent that an Option has become exercisable in accordance with Section 5.4, such Option may be exercised by notice to Avnet, in a form approved by Avnet, stating the number of shares of Stock with respect to which such Award is being exercised, accompanied by payment in full therefor as described below. After receipt of such notice and payment, subject to Section 12.6 (Registration of Shares), Avnet shall record the stock transfer on its books and records without the need to issue a physical certificate. The payment due upon exercise of an Option may be made in any form permitted by the Administrator. The permitted forms of payment may (but are not required to) include (a) cash or check (certified, if so required by Avnet); (b) shares of Stock with a fair market value, at the date of receipt by Avnet, equal to the aggregate exercise price (plus withholding, if applicable); (c) a combination of subsections (a) and (b) of this Section 5.5; (d) having Avnet retain from the Stock otherwise issuable upon exercise of the Option a number of shares of Stock having a fair market value equal to the exercise price of the Option (plus withholding, if applicable); (e) to the extent permitted by applicable law, by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Avnet the exercise price and to deliver to the Participant the net amount of shares received upon exercise (after subtracting the exercise price, withholding, and any broker fee); or (f) any other manner acceptable to the Administrator.
5.6. General Modification Rules; Limits on Repricing. The Administrator may, for such consideration (if any) as it may deem adequate and with the prior consent of the Optionee, modify the terms of any outstanding Option; provided, however, that except to the extent permitted by Section 5.8, no Option may be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of such Option, and no Option with an exercise price that exceeds the Fair Market Value of a share of Stock shall be exchanged for a cash payment, without shareholder approval.
5.7. Dividend Rights. Participants in whose name Options are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Options prior to the exercise of such Options.
5.8. Special Modification in the Event of a Corporate Transaction. In the event of a corporate transaction (within the meaning of Treas. Reg. § 1.424-1(a)(3)), the Administrator may provide for the assumption or substitution of outstanding Options, provided that the requirements of Treas. Reg. § 1.409A-1(b)(v)(D) are satisfied.
Article 6
STOCK APPRECIATION RIGHTS (“SARs”)
6.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.4) may grant SARs to Eligible Employees, and the Independent Directors may grant SARs to Non-Employee Directors. Each SAR may be free-standing or related to all or part of an Option. In the discretion of the Administrator, a SAR related to an Option may be granted at any time before the related Option is exercised, expires, is terminated, or is surrendered, and may be modified when the related Option is modified.
6.2.  Exercise Price. The exercise price per share for each free-standing SAR granted under the Plan shall be set forth in the Agreement. Such exercise price shall be at least 100% of the Fair Market Value of the Stock on the Grant Date. The exercise price per share for each SAR related to an Option shall be no less than the exercise price for the related Option.
6.3. Term. The term of each SAR granted under the Plan shall be set forth in the Agreement; provided, however that in no event shall a SAR be exercisable after the day before the tenth (10th) anniversary of the Grant Date. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the Agreement, each SAR granted under the Plan shall expire at the end of its term, and the term may not be extended. No SAR may be exercised after the expiration of its term.
6.4. Exercisability (Vesting). Each SAR granted under the Plan shall be subject to the vesting conditions set forth in the Agreement; provided, however, that (a) the exercisability of any SAR may be accelerated to the extent permitted by Section 12.2 (Acceleration of Vesting), and (b) if a SAR relates to all or part of an Option, such SAR shall be exercisable only to the extent that the related Option is exercisable. Subject to Section 12.2, a SAR shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date. Subject to the provisions of the Agreement, each SAR that is exercisable pursuant to this Section 6.4 shall remain exercisable thereafter until the expiration of its term as described in Section 6.3.
6.5. Exercise. To the extent that a SAR has become exercisable in accordance with Section 6.4, such SAR may be exercised in accordance with the procedures set forth in Section 5.5 (Exercise), but without the requirement to make a payment therefor. If the SAR is related to all or part of an Option, the Optionee must provide with the exercise notice an instrument effecting the surrender of the related portion of the Option. Each SAR may be settled in shares of Stock, cash, or a combination of cash and shares (provided that shares of Stock underlying any SAR that is settled in cash shall not be available to be issued in a future Award). No fractional shares shall be issued; any amount that would have been payable in fractional shares shall be paid in cash.

6.6. Other Conditions. The Administrator (or its designee) may impose any other conditions upon the exercise of SARs. Such conditions may govern the right to exercise SARs granted before the adoption or amendment of such conditions as well as SARs granted thereafter.
6.7. Dividend Rights. Participants in whose name SARs are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such SARs.
6.8. Modification and Cancellation Rules. The modification and cancellation rules and restrictions set forth in Sections 5.6 (General Modification Rules) and 5.8 (Special Modification in the Event of a Corporate Transaction) shall also apply with respect to SARs.
Article 7
RESTRICTED STOCK
7.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.4) may grant Restricted Stock to Eligible Employees, and the Independent Directors may grant Restricted Stock to Non-Employee Directors. The number of shares granted pursuant to any Restricted Stock Award, and the purchase price (if any), shall be set forth in the Agreement.
7.2. Restrictions. During the Period of Restriction set forth in the applicable Agreement, shares of Restricted Stock shall not be sold, transferred, pledged, assigned, exchanged, encumbered, alienated, hypothecated, or otherwise disposed of. Except as otherwise provided in the Agreement, if a Participant‘s employment or other service with the Company terminates before the end of the Period of Restriction for any shares of Restricted Stock, all such restricted shares shall be forfeited, and all rights of the Participant with respect to such shares of Stock shall immediately terminate without any payment or other consideration therefor; provided that if the Participant paid for any of the forfeited shares, the Company shall refund the purchase price (without interest or any other earnings). Any forfeited shares of Restricted Stock that had been delivered to, or held in custody for, a Participant shall be returned to Avnet, accompanied by any instrument of transfer requested by Avnet.
7.3. Lapse of Period of Restriction (Vesting). The Period of Restriction for each Award of Restricted Stock shall lapse only upon satisfaction of conditions set forth in the Agreement. Such conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Subject to Section 12.2, the Period of Restriction for any Award of Restricted Stock shall lapse no faster than pro rata over the three (3) year period that starts on the Grant Date.
7.4. Settlement of Restricted Stock. Shares of Restricted Stock shall become freely transferable immediately following the last day of the Period of Restriction. As soon as practicable after the Period of Restriction lapses, Avnet shall record the stock transfer on its books and records without the need to issue a physical certificate.
7.5. Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.
7.6. Dividend Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock Awards, as set forth in this Section 7.6. Dividends paid in cash shall be automatically reinvested in additional shares of Restricted Stock at a purchase price per share equal to the Fair Market Value of a share of Stock on the date such dividend is paid; provided, however, that fractional shares shall not be issued. Any amount that would have been invested in a fractional share shall be payable to the Participant in cash when the Period of Restriction for the underlying shares lapses. All additional shares of Stock received by a Participant in respect of a dividend or other distribution on Restricted Stock, whether through reinvestment or through a dividend or other distribution paid in shares of Stock, shall be subject to the same restrictions (for the same Period of Restriction) as the Restricted Stock with respect to which they were received; and the right to receive cash with respect to any fractional share shall be subject to forfeiture until the Period of Restriction for the underlying shares lapses.
7.7. Foreign Laws. Notwithstanding any other provision of the Plan, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including the tax laws, of any country other than the United States, the Committee may, in its discretion, direct Avnet to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.
Article 8
RESTRICTED STOCK UNITS
8.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.4) may grant Restricted Stock Units to Eligible Employees, and the Independent Directors may grant Restricted Stock Units to Non-Employee Directors. The number of shares of Stock underlying any Restricted Stock Unit Award shall be set forth in the Agreement.
8.2. Vesting. An Award of Restricted Stock Units shall be subject to vesting conditions set forth in the applicable Agreement. Such vesting conditions may be based on (a) continued service to Avnet or a Subsidiary for a specified period, (b) achievement of Performance Objectives, or (c) a combination of (a) and (b). Subject to Section 12.2, a Restricted Stock Unit Award shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date.
8.3. Settlement of Restricted Stock Units. Subject to Section 12.6 (Registration of Shares), unless the applicable Agreement provides otherwise, as soon as practicable after any Restricted Stock Unit becomes vested (and in no event later than the end of the “applicable 2-½ month period” described in Treas. Reg. § 1.409A-1(b)(4)(i)(A)), Avnet shall transfer to the Participant one share of Stock for each such vested Restricted Stock Unit, cash in lieu of shares of Stock, or a combination of cash and shares of Stock. No fractional shares shall be issued with respect to vesting of Restricted Stock Units.
8.4. Dividend Rights. Participants in whose name Restricted Stock Units are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Restricted Stock Unit, unless the Agreement provides otherwise. Any right to receive dividends or other distributions shall be subject to the same vesting conditions and risk of forfeiture as the Restricted Stock Units with respect to which such right is granted, and accrued dividends and distributions, if any, shall be paid when the applicable Restricted Stock Units are settled.
Article 9
Performance Share Units
9.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.4) may grant Performance Share Units to Eligible Employees, and the Independent Directors may grant Performance Share Units to Non-Employee Directors. The target and maximum number of Shares deliverable upon achievement of the applicable Performance Objectives shall be set forth in the Agreement.
9.2. Vesting. Vesting of Performance Share Units shall be conditioned upon the achievement of specified Performance Objectives over a specified Performance Period, and such other conditions as are set forth in the Agreement. Subject to Section 12.2, Awards of Performance Share Units shall become vested no faster than pro rata over the three (3) year period that starts on the Grant Date.
9.3. Settlement of Performance Shares. Subject to Section 12.6 (Registration of Shares), unless the Agreement provides otherwise, as soon as practicable after Performance Share Units become vested (and in no event later than the end of the “applicable 2-½ month period” described in Treas. Reg. § 1.409A-1(b)(4)(i)(A)), Avnet shall transfer to the Participant shares of Stock or cash, or a combination of cash and shares of Stock, corresponding to the vested amount (determined after considering the Administrator’s discretion to reduce the amount payable upon achievement of Performance Objectives). No fractional shares shall be issued with respect to vesting of Performance Share Units.
9.4. Dividend Rights. Participants in whose name Performance Share Units are granted shall not be entitled to receive dividends or other distributions with respect to shares of Stock underlying such Performance Share Units, unless the Agreement provides otherwise. Any right to receive dividends or other distributions shall be subject to the same vesting conditions and risk of forfeiture as the Performance Share Units with respect to which such right is granted, and accrued dividends and distributions, if any, shall be paid when the applicable Performance Share Units are settled.
Article 10
OTHER STOCK UNIT AWARDS
10.1. Grant. The Committee (and the CEO to the extent permitted by Section 4.4) may grant Other Stock Unit Awards to Eligible Employees, and the Independent Directors may grant Other Stock Unit Awards to Non-Employee Directors. Each Other Stock Unit Award may be granted as a stand-alone Award or in connection with another Award made under the Plan, and may be in the form of Stock or other securities. The number of shares of Stock or other securities underlying any Other Stock Unit Award shall be set forth in the Agreement.
10.2. Amount of Award. The value of each Other Stock Unit Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Agreement may provide that an Other Stock Unit Award may provide to the Participant (a) dividends or dividend equivalents and (b) cash payments in lieu of or in addition to an Award.
10.3. General Rules for Other Stock Unit Awards. Subject to the requirements of the Plan, including this Section 10.3, the terms, restrictions, conditions, vesting requirements, and payment rules of an Other Stock Unit Award (collectively, the “Rules”) shall be set forth in the Agreement. The Rules for each Other Stock Unit Award need not be consistent from one Other Stock Unit Award to another.
(a)  An Other Stock Unit Award shall be subject to vesting conditions set forth in the applicable Agreement, which may be based on any criterion permitted by Section 8.2 (Vesting). Subject to Section 12.2, the minimum vesting period required by Section 8.2 shall also apply for Other Stock Unit Awards; provided that the minimum vesting period shall not apply for full value awards granted to Non-Employee Directors.
(b)  An Other Stock Unit Award may be contingent on the payment of cash consideration by the Participant or may provide for delivery of the Award, and any Stock or other securities issued in conjunction with the Award, without any payment of cash consideration.
(c)  The time and form of payment of an Other Stock Unit Award shall be set forth in the Agreement. An Other Stock Unit Award may be subject to a deferred payment schedule, if so set forth in the Agreement.
(d)  The Administrator, in its sole discretion, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant. For example, the Administrator may take such action in relation to the assumption of, or substitution of stock unit awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, or similar corporate transaction.
Article 11
Executive Incentive Performance Awards
11.1. EIP Awards. The Committee (and the CEO to the extent permitted by Section 4.4) may issue EIP Awards to Eligible Employees who are Executive Officers or members of senior management of Avnet or of any of its Subsidiaries. Neither this Article 11 nor any other provision of the Plan shall limit in any way the authority of the CEO and other Company officers to issue incentive pay and cash bonuses to Eligible Employees who are not Executive Officers.
11.2. Determination of EIP Amount. The amount of an EIP Award shall be determined by the Committee (or the CEO to the extent permitted by Section 4.4) and shall be contingent upon the achievement of Performance Objectives specified by the Committee, as set forth in the Agreement.
11.3. Payment of Awards. EIP Awards shall be paid in cash after the Performance Period has ended and the Committee has certified that the specified Performance Objectives were achieved. Except as otherwise expressly provided in an Agreement, payment shall be made no later than the end of the “applicable 2-½ month period” described in Treas. Reg. § 1.409A-1(b)(4)(i)(A).
11.4.  Individual Limitation. The maximum individual EIP Award permitted for a 12-month Performance Period is $5,000,000. If the Performance Period is not twelve (12) months, the $5,000,000 limitation shall be adjusted on a pro-rata basis (downward if the Performance Period is less than 12 months and upward if the Performance Period is more than 12 months) to reflect the length of the Performance Period.
Article 12
ADDITIONAL TERMS AND PROVISIONS
12.1. Agreements. Promptly after the grant or modification of any Award, the Administrator shall cause such Participant to be notified of such action and shall cause Avnet to deliver to such Participant an Agreement (which Agreement shall be signed on behalf of Avnet by an officer of Avnet with appropriate authorization) evidencing the Award so granted or modified and the terms and conditions thereof and including, if applicable, an addendum evidencing the original Award prior to such modification and the terms and conditions thereof.
12.2. Acceleration of Vesting and Cancellation of Options and SARs. The Administrator, in its sole discretion, may accelerate the vesting of any Award (including the lapsing of the Period of Restriction for Restricted Stock), or remove conditions for vesting (or lapsing of the Period of Restriction) upon a Change in Control or the Participant’s death, retirement, layoff, separation from service in connection with a Change in Control, or other separation from service where the Administrator determines that such treatment is appropriate and in the Company’s best interests, as well as upon assumption of, or in substitution for equity awards of a company with which Avnet or a Subsidiary participates in an acquisition, separation, merger, or similar corporate transaction. In addition, the Administrator may grant awards of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Share Units and Other Stock Unit Awards that do not satisfy the minimum vesting periods and Periods of Restriction prescribed by Sections 5.4, 6.4, 7.3, 8.2, 9.2, and 10.3(a), provided that the total number of shares of Stock underlying Awards that do not satisfy such minimum vesting periods and Periods of Restriction shall not exceed five percent (5%) of the total number of shares available for grant under the Plan. In connection with a Change in Control, any Options or SARs may be canceled in exchange for the right (to the extent vested) to receive, at a time determined by the Administrator, a cash payment equal to the excess, if any, of the fair market value of the Stock subject to the Option or SAR over the exercise price. For the avoidance of doubt, no payment shall be required with respect to any Option or SAR for which the exercise price exceeds the fair market value of the Stock at the time of the cancellation (i.e., an “under water” option or SAR).
12.3. Tax Withholding. The Company shall have the right to deduct from all amounts paid to a Participant or beneficiary any taxes that it determines are required by law to be withheld in respect of Awards under the Plan. In the case of an Award settled in shares of Stock, no shares of Stock shall be issued, and no election under Section 83(b) of the Code shall be accepted, unless and until arrangements satisfactory to the Company have been made to satisfy any applicable withholding tax obligations. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to (a) retain shares of Stock or (b) subject to such terms and conditions as the Committee may establish from time to time, allow Participants or beneficiaries to (i) tender shares of Stock (including shares of Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld, or (ii) pay the required tax withholding amount to Avnet in cash; and the fair market value of shares of Stock withheld may exceed the minimum statutory withholding requirements. For purposes of determining the number of shares of Stock required to satisfy a tax withholding obligation, the Fair Market Value shall be calculated as of the date that the amount to be withheld is determined. Unless a Participant or beneficiary, as applicable, requests to pay Avnet cash for any fractional share that would otherwise be required to be withheld to satisfy a tax withholding obligation, the number of shares of Stock withheld by Avnet shall be rounded up to the nearest whole number. Regardless of the amount withheld, each Participant and beneficiary shall be responsible at all times for paying all federal, state, and local income and employment taxes allocable to such Participant or beneficiary with respect to any Award (including taxes due with respect to imputed income), and the Company shall not be responsible for any interest or penalty that a Participant incurs by failing to make timely payments of tax.
12.4. No Right to Employment; No Right to Award. The Plan shall not confer upon any Participant or other individual any right with respect to continued employment with the Company, or continued membership on the Board of Directors, nor shall it interfere in any way with the individual’s right, or the Company’s right, to terminate employment or Board membership at any time. No provision of the Plan shall be construed to give any Eligible Employee or Non-Employee Director a right to receive an Award.
12.5. Shareholder Rights. Except as provided in Article 7 with respect to Restricted Stock, no Participant shall acquire or have any rights as a shareholder of Avnet by virtue of any Award until the shares of Stock issued pursuant to the Award or the exercise thereof are recorded in the books and records of Avnet in accordance with the terms of the Plan. After such recordation in the books and records of Avnet, the recipient of shares of Stock shall have the full rights of a holder of such Stock.
12.6. Registration of Shares. It is Avnet’s present intention to register the shares of Stock issued pursuant to the Plan under the Securities Act as necessary. Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the granting, vesting, or exercise of any Award unless and until—
(a) either (i) Avnet has received from its counsel an opinion concluding that such shares need not be registered under the Securities Act, or (ii) (A) such shares have been registered under the Securities Act, (B) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under the Securities Act, and (C) with respect to such shares, there is available at the time of such grant, vesting event, or exercise (as applicable) a prospectus meeting the requirements of the Securities Act and the rules promulgated thereunder;
(b) such shares are (or upon official notice of issuance will be) listed on each national securities exchange on which the class of Stock is then listed;
(c) if necessary, the prior approval of such delivery has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent to service of process in any State); and
(d) if the Committee so requires, Avnet has received an opinion from its counsel with respect to compliance with the matters set forth in subsections (a), (b), and/or (c) of this Section 12.6.

In addition, the making of any Award or determination, the delivery or recording of a stock transfer, and payment of any amount due to a Participant may be postponed for such period as Avnet may require, in the exercise of reasonable diligence, to comply with the requirements of any applicable law.

12.7. Document Requirements. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, or information, as the Committee may deem necessary or advisable, be executed or provided to the Company.

12.8. Deferrals. The Administrator may allow a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Stock that would otherwise be due to such Participant by virtue of the exercise, earn-out, or settlement of any Award made under the Plan, other than Options or Stock Appreciation Rights. If such election is permitted, the Committee shall establish rules and procedures for such deferrals, including provisions that the Committee or the Participant determines are necessary or advisable to comply with, or avoid being subject to, the requirements of Section 409A of the Code, and provisions for the payment or crediting of dividend equivalents in respect of deferrals credited in units of Stock.
12.9. Recoupment/Clawback. Each Award shall be subject to the terms and conditions of Avnet’s compensation recoupment or clawback policy, as in effect and amended from time to time, including disgorgement or repayment to the extent required by such policy.
12.10. Nontransferability. Except as otherwise provided in Section 7.7 (Foreign Laws), this Section 12.10, or the applicable Agreement, no Award granted under the Plan, and no interests therein, may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated; and each Award shall be exercisable during the Participant’s lifetime only by the Participant or his legal guardian or representative.
(a) An Award may be transferred by testamentary disposition or the laws of descent and distribution.
(b) The Committee shall have sole discretion to approve, and to establish terms and conditions for, a transfer of an Option to (i) the child, step-child, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee) of the Participant (an “Immediate Family Member”); (ii) a trust in which Immediate Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Immediate Family Members or the Participant control the management of the assets; or (iv) any other entity in which Immediate Family Members or the Participant own more than 50% of the voting interests (each (i) - (iv), a “Permitted Transferee”); provided, however, that, without the prior approval of the Committee, no Permitted Transferee shall further transfer an Award, either directly or indirectly, other than by testamentary disposition or the laws of descent and distribution. For example, without prior approval of the Committee, a Permitted Transferee may not transfer an Award by reason of the dissolution of, or a change in the beneficiaries of, a Permitted Transferee that is a trust; the sale, merger, consolidation, dissolution, or liquidation of a Permitted Transferee that is a partnership (or the sale of all or any portion of the partnership interests therein); or the sale, merger, consolidation, dissolution or liquidation of a Permitted Transferee that is a corporation (or the sale of all or any portion of the stock thereof).
(c) The Committee shall have discretion to authorize a transfer pursuant to a domestic relations order; provided, however, that the Committee shall not be required under any circumstance to accept or approve a transfer pursuant to a domestic relations order.
(d) An Award may be forfeited or transferred to the extent required to satisfy a tax levy or judgment under the Mandatory Victims Restitution Act or similar federal or state law.
12.11. Applicable Law and Severability. The Plan, and its rules, rights, agreements and regulations, shall be governed and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rule or principle that might result in the application of the substantive law of another jurisdiction. If any provision of the Plan is held invalid, illegal, or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if such invalid, illegal or unenforceable provision (or portion thereof) had never been included in the Plan.

12.12. Special Incentive Compensation. No shares of Stock or other remuneration provided pursuant to an Award, other than an EIP Award, shall be included in compensation for purposes of determining the amount payable to any individual under any pension, savings, retirement, life insurance, or other employee benefits arrangement of the Company, unless otherwise determined by the Company. Remuneration provided pursuant to an EIP Award shall be included in compensation to the extent (and only to the extent) required by the applicable employee benefits arrangement.
12.13. Section 16(b) of the Exchange Act. All Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. In addition, with respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent that any provision of the Plan or any action by the Administrator fails to comply with Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
12.14. Section 409A of the Code. The Plan, any Award granted under the Plan, and all Agreements evidencing such Awards, shall be interpreted and administered with the intent that (a) all Options, SARs, and comparable awards shall be exempt from Section 409A of the Code by reason of the exemption for certain stock rights set forth in Treas. Reg. § 1.409A-1(b)(5); (b) all Awards of Restricted Stock shall be exempt from Section 409A of the Code by reason of the exemption for restricted property governed by Section 83 of the Code set forth in Treas. Reg. § 1.409A-1(b)(6); and (c) except to the extent that the applicable Agreement reflects an intent to provide for nonqualified deferred compensation that is subject to and complies with the requirements of Section 409A of the Code, all Restricted Stock Unit Awards, Performance Share Unit Awards, Other Stock Unit Awards, and EIP Awards shall be exempt from Section 409A of the Code by reason of the “short-term deferral rule” set forth in Treas. Reg. § 1.409A-1(b)(4). To the extent that an Award is subject to Section 409A of the Code, the following rules will apply:
(a)It is intended that the provisions of the Plan, any Award granted under the Plan, and all Agreements avoid the adverse consequences under Section 409A of the Code, and all provisions of the Plan, any Award granted under the Plan, and all Agreements shall be construed and interpreted in a manner consistent with that intent.
(b)If payment is due upon a termination of employment or service, payment shall only be made if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.
(d)Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(e)Each payment payable under the Plan is intended to constitute a separate payment under Treas. Reg. § 1.409A-2(b)(2).
12.15. Application of Proceeds. The proceeds received by the Company from the sale of Stock under the Plan shall be used for general corporate purposes.
12.16. Rules of Construction. Whenever used in the Plan, (a) words in the masculine gender shall be deemed to refer to females as well as to males; (b) words in the singular shall be deemed to refer also to the plural; (c) the word “include” shall mean “including but not limited to”; (d) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (e) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.
12.17. Headings and Captions. The headings and captions in this Plan document are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
12.18. Effective Date. The Plan shall become effective on the date the Plan is approved by Avnet’s shareholders.
Article 13
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
13.1. Share Adjustments. If the Stock is split, divided, or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term “Stock” as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the grant or exercise of an Award and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or SARs then outstanding, shall be correspondingly adjusted. If a dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards, and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding shall be increased by the percentage that the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately before the payment of such dividend. If an extraordinary cash dividend is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock that may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards and the remaining number of shares of Stock that may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be equitably adjusted by the Committee.
13.2. Exercise Price Adjustments. If the Stock is split, divided or otherwise reclassified or exchanged, or if any dividend payable in shares of Stock or extraordinary cash dividend is paid to the holders of outstanding shares of Stock, in each case, as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options, and the aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year, shall be correspondingly adjusted.
13.3. Fractional Shares. Notwithstanding any other provision of this Article 13, if upon any adjustment made in accordance with Section 13.1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Award then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the

Optionee holding such Award shall become entitled neither to purchase the same nor to receive cash or other property in payment therefor or in lieu thereof.
Article 14
AMENDMENT OR TERMINATION OF THE PLAN
14.1. The Plan shall automatically terminate on November 21, 2035, unless it is sooner terminated pursuant to Section 14.2, below. No Award shall be granted after the Plan terminates. All Awards granted before the Plan terminates shall continue in effect thereafter in accordance with the terms of the applicable Agreements and the Plan.
14.2. Reservation of Rights. The Board of Directors may amend or terminate the Plan and/or any Award thereunder at any time as the Board of Directors may deem advisable and in the best interests of Avnet; provided, however, that--
(a) a Participant’s written consent shall be required for any amendment to an outstanding Award that would adversely affect in a material manner the rights of such Participant under such Award, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that the Committee determines in its sole discretion make Participant consent inappropriate under the circumstances; and
(b) the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Avnet duly called and held for that purpose, shall be required for any change that (i) affects the composition or functioning of the Committee; (ii) materially increases the aggregate number of shares of Stock that may be delivered pursuant to the exercise of Awards; (iii) materially increases the aggregate number of shares of Stock with respect to which Options or other Awards may be granted to any Participant during any calendar year; (iv) materially decreases the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options; (v) extends the ten-year maximum period within which an Award is exercisable or the termination date of the Plan; or (vi) otherwise triggers a shareholder approval requirement under an applicable law or listing standard.